SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

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                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2))

/ /   Definitive Proxy Statement
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/ /   Soliciting Material Under Rule 14a-12


                                   Cosi, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                              FILED BY: COSI, INC.

                             PURSUANT TO RULE 14a-6
              UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                           SUBJECT COMPANY: COSI, INC.
                         COMMISSION FILE NO.: 000-50052

                           Phone Script for Cosi, Inc.



This is [Name], [Position] of Cosi, Inc. I'm calling about your important proxy vote at Cosi's annual meeting to be held on November 24. You should have already received our proxy materials, proxy card and annual report in the mail. I'm calling to remind you to review our proxy materials and fill out and return the proxy card to ensure that your vote is counted at our annual meeting.

Since I joined Cosi early this year, we have hired a new management team led by Kevin Armstrong and developed a company-wide revitalization plan. We believe we have made substantial progress in the implementation of our revitalization plan. We are seeking stockholder approval of certain matters at the annual meeting which we believe are necessary to continue our progress.

In addition to electing directors, we are asking stockholders to approve several important matters, including Proposals III and IV described in our proxy statement. Proposal IV is approval of an investment agreement that Cosi has entered into with certain of our stockholders and related transactions, including approval to commence our previously announced rights offering. Proposal III is approval of the equity conversion feature of promissory notes that Cosi has issued to certain stockholders that have committed, subject to certain conditions, to provide back-up funding to Cosi in connection with the rights offering.

We believe that the terms of the investment agreement and the equity conversion feature of the notes are in the best interests of all Cosi stockholders. I urge you to carefully review our proxy materials and send in your proxy card in favor of these, and the other proposals, outlined therein.

Do you have any questions that I can answer?

If you choose to vote in favor of each of the proposals at the annual meeting, all you will need to do is sign and date the proxy card and put it in the postage paid envelope. Thank you for your time.